Exhibit 10.21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

SUPPLY AND

PACKAGING SERVICES AGREEMENT

by and between

Phathom Pharmaceuticals, Inc.

2150 E. Lake Cook Road, Suite 800, Buffalo Grove, IL 60089, U.S.

and

Sandoz GmbH

Biochemiestrasse 10, 6250 Kundl, Austria

TABLE OF CONTENTS

1.SCOPE AND STRUCTURE OF THIS AGREEMENT3

2.SET-UP ACTIVITIES4

3.PACKAGING AND SUPPLY5

4.CUSTOMER SUPPLIED MATERIALS6

5.FORECASTING, ORDERS AND DELIVERY7

6.PRICES AND PAYMENT TERMS9

7.INTELLECTUAL PROPERTY 10

8.WARRANTIES AND DEFECTIVE PRODUCT11

9.INDEMNIFICATION AND LIABILITIES14

10.QUALITY14

11.PHARMACOVIGILANCE15

12.CONFIDENTIALITY15

13.TERM AND TERMINATION16

14.GOVERNING LAW AND JURISDICTION16

15.MISCELLANEOUS17

TABLE OF ANNEXES

Annex 1 – Definitions and Interpretation

Annex 2 – Letter of Intent

Annex 3 – Further Implementation Services

Annex 4 – Bulk Specifications

Annex 5 – Packaging Process

Annex 6 – Prices

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This Agreement is made on the date of the last signature of the Parties below (the “Effective Date”)

BETWEEN

(1)

Sandoz GmbH, a limited liability company organized and existing under the laws of Austria, registered with the commercial register of the district court (Landesgericht) Innsbruck under FN 50587v, with its registered address at Biochemiestrasse 10, 6250 Kundl, Austria (“Supplier”); and

(2)	Phathom Pharmaceuticals, Inc, a corporation validly existing under the laws of the State of Delaware, located at 2150 E. Lake Cook Road, Suite 800, Buffalo Grove, IL 60089, U.S. (“Customer”).

WHEREAS:

(A)	Customer is engaged in the marketing and sales of pharmaceutical products.
(B)	Supplier is a company engaged inter alia in the manufacturing of pharmaceutical products, including the manufacture of bulk products and provision of packaging services for pharmaceutical products.
(C)

Customer desires to entrust Supplier to supply certain bulk products and to perform certain packaging services relating to certain proprietary pharmaceutical products pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein the Parties hereby agree as follows:

1.	SCOPE AND STRUCTURE OF THIS AGREEMENT
1.1

Definitions and Interpretation. Unless the context requires otherwise, capitalized terms not defined in the main body of this Agreement shall have the meaning given to such terms in Annex 1 (Definitions and Interpretation) and this Agreement shall be interpreted in accordance with the rules specified therein.

1.2

Subject Matter. Subject matter of this Agreement is (i) the supply of Supplier Provided Bulk Products in line with the Supplier Bulk Specifications (the “Supplier Bulk Supply”) and (ii) the provision of packaging services for Bulk Products in line with the Packaging Process (the “Packaging Services”) by Supplier (and/or its Affiliates) to Customer (and/or its Affiliates). Supplier Bulk Supply and Packaging Services shall be subject to one single ordering and invoicing mechanism for the Final Product.

1.3

Bulk Products. The bulk products to be packaged under this agreement are Clarithromycin 500 mg FCT, Amoxicillin 500 mg HGC and Vonoprazan 20 mg FCT (jointly referred to as “Bulk Products” and each of them a “Bulk Product”).

Vonoprazan 20 mg FCT shall be provided by Customer (the “Customer Provided Bulk Products”), whereas Clarithromycin 500 mg FCTs, Amoxicillin 500 mg HGCs shall be provided by Supplier (the “Supplier Provided Bulk Products”).

1.4

Nature of Services. The process to be followed by Supplier when providing the Packaging Services (the “Packaging Process”) shall be owned by and fall within the sole responsibility of Customer (i.e., contract manufacturing). The manufacturing process for Supplier Provided Bulk Products is owned by and falls within the responsibility of Supplier.

1.5

Supplier’s Affiliates. Customer acknowledges and agrees that Supplier may, upon prior written notice to Customer, satisfy its obligations under this Agreement either directly or indirectly by subcontracting some or all of its obligations to any of its Affiliates, provided

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that at all times Supplier shall remain the principal obligor for the performance of Supplier’s obligations under this Agreement to the extent not satisfied by an Affiliate of Supplier. This shall include the possibility for Supplier to nominate an Affiliate for order placement and invoicing purposes.  Notwithstanding the foregoing, if within [***] following receipt of a notice referred to in the first sentence of this Clause 1.5, Customer notifies Supplier in writing that such proposed Affiliate subcontract by Supplier could impact the Registration for the Final Product, then Supplier agrees not to proceed with such subcontract absent Customer’s prior written consent, which consent shall not be unreasonably delayed, withheld or conditioned, and the Parties will work together in good faith on a plan that would allow Supplier to proceed with such subcontract without impacting the Registration for the Final Product.

1.6

Phases of Cooperation. The cooperation of the Parties hereunder shall go through two (2) phases: In the first phase, Supplier’s packaging and supply activities are set up (the “Set-up Phase”). The second phase covers the actual Supplier Bulk Supply and Packaging Services once set-up is completed (the “Manufacturing Phase”). The Set-up Phase shall be governed by Clause 2, the Manufacturing Phase by Clauses 3-9.

1.7

Extension of Scope. The cooperation of the Parties shall in the first instance be limited to Packaging Services, and other services, related to the Final Product to be marketed in the Territory (as defined below). However, Customer intends potentially to launch the Final Product in other regions, and to launch the Additional Product in the Territory and potentially in other regions. In case of such additional launches the scope of this Agreement shall be extended, and the terms modified, solely to the extent necessary to address such expanded scope, e.g., for the Additional Product the Parties would need to agree, among other things, to set up activities, specifications, and pricing, all of which are subject always to mutual agreement of the Parties.

2.	SET-UP ACTIVITIES
2.1

Set-up Activities. The Parties will, and have started to, take all commercially reasonable preparatory activities required for a timely and proper commencement of the Packaging Services and Supplier Bulk Supply, including but not limited to the activities described in this Clause 2 below (the “Set-up Activities”).

2.2

Letter of Intent. The Parties have entered into a letter of intent on August 27, 2020, in which they agreed on certain Set-up Activities, including the procurement of special equipment and the performance of method transfer and process implementation activities (the “LoI”). A copy of the LoI, which shall remain unaffected hereby, is attached hereto as Annex 2 (Letter of Intent).

2.3

Further Implementation Services. In addition to the Set-up Activities covered by the LoI, Supplier shall provide the following services, as further specified in Annex 3 (Further Implementation Services) (the “Further Implementation Services”):

(a)	Validation of the Packaging Process; and
(b)	Stability Study for Submission.
2.4	[***]
2.5

Timeline. The Parties intend that all Set-up Activities shall be completed by [***] except for the stability study which shall have an overall duration of [***]. In the event that any Set-up Activities cannot be successfully performed and completed in such timeline, the Parties shall promptly meet to discuss a path forward.

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3.	PACKAGING AND SUPPLY
3.1

Commencement. Upon completion of the Set-up Activities (except for the stability study) and subject to payment of the Implementation Fees, Supplier shall provide the Packaging Services and Deliver Final Products to Customer and its Affiliates throughout the remaining Term. Supplier hereby agrees to supply to Customer and Customer agrees to purchase and accept delivery of the Final Product on the terms and subject to the conditions of this Agreement.

3.2

Bulk Manufacturing and Supply. The Bulk Products shall be manufactured by Customer (or by Customer’s contract manufacturer(s)) and Supplier (or Supplier’s subcontractor(s) agreed to by Customer in writing where such consent is necessary hereunder), respectively, in line with the specifications as defined in Annex 4 (Bulk Specifications) (the “Bulk Specifications”), using Customer’s or Supplier’s own established manufacturing processes. Once manufactured, the Bulk Products will be used by Supplier for the Packaging Process and Delivered to Customer as part of the Final Product.

3.3	Packaging Process. The Packaging Process to be followed by Supplier when providing the Packaging Services is defined in Annex 5 (Packaging Process).
3.4

Materials and Equipment. Unless explicitly provided otherwise herein, Supplier shall be responsible for procuring or having available, at its own cost, any and all materials and Equipment necessary for the Packaging Services and the Supplier Bulk Supply, including, for the avoidance of doubt, any Packaging Materials.

3.5

Artwork and Packaging. Customer shall provide or approve, prior to the procurement of applicable components, all artwork and packaging information necessary to Package the Final Product. Customer shall provide artwork for all printed materials (e.g., blister design, cartons, labels and leaflets) at least [***] prior to the placement of the respective Purchase Order. In case of changes in the artworks, text of the package inserts or labeling, Customer shall compensate Supplier [***]. Supplier shall be notified of all changes specific to artworks, package inserts or labeling sufficiently in advance of implementation to allow time for process documentation changes and stock control. Any artwork, advertising and packaging information is and shall remain the exclusive property of Customer, and Customer shall be solely responsible for the content thereof and hold Supplier harmless against any third party claims arising from the use of such artwork etc. in the provision of services hereunder. Such artwork and packaging information or any reproduction thereof may not be used by Supplier following the termination of this Agreement, or during the Term of this Agreement in any manner other than solely for the purpose of performing its obligations hereunder.

3.6

Registration and Regulatory Requirements. Customer and its Affiliates shall be responsible for the Registration of the Final Product with all relevant Regulatory Authorities of all countries of the Territory where they market Final Product. Supplier shall, at Customer’s cost, provide such assistance and information as Customer or its Affiliates may reasonably request in connection therewith, including the grant of a letter of authorization for Supplier’s ANDAs.

3.7

Purchase Obligation. Unless this Agreement is terminated or expires earlier, Customer shall source its and its Affiliates’ entire demands for Final Product and for Supplier Provided Bulk Products, in each case for sale during the Exclusive Purchase Period in the Territory, exclusively from Supplier and/or Supplier-designated Affiliate for a period of [***] from the Launch (the “Exclusive Purchase Period”) and Customer shall not, either directly or indirectly,  during the Exclusive Purchase Period in the Territory, sell Final Product and/or Supplier Provided Bulk Products sourced from any party other than Supplier.

3.8	Affiliate Ordering. Supplier agrees that Customer’s Affiliates may order Final Products directly from Supplier in accordance with the terms and conditions of this Agreement, and

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request that Final Products be Delivered directly to such Customer Affiliate together with the appropriate invoices. Any Order placed by a Customer Affiliate and accepted by Supplier shall form a separate and distinct agreement between the parties to such Order. References to either Party in the terms and conditions of this Agreement shall be read as references to the respective Party to any Order for the purpose of said Order. Only the parties to an order shall be bound by such Order.

4.	CUSTOMER SUPPLIED MATERIALS
4.1

Supply of Customer Provided Bulk Products. Customer shall supply (or have supplied by a designated third party) to Supplier, free of any charge, Customer Supplied Materials in such quantities as needed for the performance of the Packaging Services by Supplier, on the basis of orders to be placed by Supplier from time to time. Customer Supplied Materials shall be delivered to Supplier [***] (INCOTERMS® 2020).

4.2

Specifications. The Customer Provided Bulk Products and the Supplier Provided Bulk Products shall meet the relevant Bulk Specifications identified in Annex 4.  The Customer Provided Bulk Products shall have a bulk holding time of at least [***] from receipt at Supplier’s Facility.

4.3

Ownership of Customer Provided Bulk Products. The Customer Provided Bulk Products shall be held by Supplier or the Subcontractors on behalf of Customer in accordance with the terms of this Agreement. Customer Supplied Materials shall at all times remain the property of Customer or of the relevant third party.

4.4

No Liability of Supplier for Customer Provided Bulk Products. Supplier shall not be liable for any non-compliance with this Agreement to the extent such non-compliance is caused by Customer’s failure to deliver Customer Provided Bulk Products to Supplier on time, in the required quantities or as otherwise agreed between the Parties.

4.5

Handling of Customer Provided Bulk Products. As from their Delivery, Supplier shall: (i) store and handle, at its own cost, Customer Provided Bulk Products in a safe and orderly manner; (ii) identify all such Customer Supplied Materials as goods belonging to Customer; (iii) not mix, alter or analyze Customer Provided Bulk Products except for the purpose of providing the Packaging Services; and (iv) always, except as specifically directed by Customer, use first-expired-first-out (FEFO) methods of usage.

4.6

Yield and Inventory Reconciliation.  Once the Process Performance Qualification is completed, the Parties will discuss in good faith and agree on a minimum yield to be achieved by Supplier using the Customer Provided Bulk Product supplied by Customer to Supplier. The Parties presently expect that such minimum yield shall be at least [***]. If the data following completion of the Process Performance Qualification supports a minimum yield that is lower than [***], the Parties agree to work together in good faith to determine the root cause of the problem. Yield is defined as the relation between the Customer Supplied Bulk Product content of the Final Product packaged (actual number of tablets included in Final Product), and the actual quantity of Customer Provided Bulk Product used to manufacture such Final Product.  [***].  Supplier will prepare for Customer on an annual basis a written explanation, by lot number, of all variances from the minimum yield.  Supplier shall communicate to Customer on a quarterly basis the quantities of Customer Supplied Bulk Products in inventory.

4.7

Defective Customer Provided Bulk Products. In providing the Packaging Services, Supplier shall be entitled to use Customer Provided Bulk Products as provided by Customer. Should Supplier during its performance of the Packaging Services identify any defects or non-conformity with the Bulk Specifications or any other applicable standards or specifications, Supplier may refuse to use the materials for providing the Packaging Services and will inform Customer in order to enable Customer to take any appropriate action at its

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own costs. Customer shall hold Supplier harmless of any actual, documented losses (including due to production downtime) to the extent directly resulting from such defects or non-conformity, after Supplier has made reasonable good faith efforts to mitigate any such losses (including due to production downtime).

4.8

Dispute Resolution. Clause 8.8 shall apply mutatis mutandis if an unresolved dispute exists as to the determination of a defect or non-conformity of Customer Provided Bulk Products and/or the root cause of such defect or non-conformity.

5.	FORECASTING, ORDERS AND DELIVERY
5.1

Rolling Monthly Forecasts. Within the first [***] of each calendar month during the Term of this Agreement, Customer shall provide Supplier with a [***] rolling forecast (the “Forecast”) of its requirements of the Finished Product. [***] calendar month shall not deviate by more than [***] from the amount stated for the same month in the immediately preceding Forecast. Any larger deviations shall be subject to consent from Supplier, which shall not be unreasonably withheld.

5.2

Order Placement and Order Lead Time. Customer shall, from time to time throughout the Term of this Agreement, place written orders for Final Products subject to the terms and conditions of this Agreement (the “Order(s)”). Any Order must be submitted with a lead time of at least [***] prior to the earliest Requested Delivery Date (the “Order Lead Time”) and shall set forth the requested quantities of the Final Product (the “Requested Order Quantities”) and the requested Delivery date(s) in accordance with such Order Lead Time (the “Requested Delivery Date(s)”).

5.3

Order Confirmation Process. Supplier shall confirm to Customer within [***] of receipt of any Order whether Supplier is able to Deliver the Requested Order Quantities by the Requested Delivery Date. In case of a confirmation the relevant Order (the “Confirmed Order”), including the confirmed Final Product quantities (“Confirmed Order Quantities”), where, except as otherwise mutually agreed to by the Parties, (a) such quantities may deviate plus/minus [***] from the Requested Order Quantities, and (b) the confirmed delivery date(s) (“Confirmed Delivery Date(s)”), which date(s) may deviate [***] from the Requested Delivery Dates, shall be binding on the Parties.  Subject to the provisions of Clause 8.5 and Clause 15.6, if Supplier fails to deliver such shipment within [***] following the Confirmed Delivery Date(s), Supplier shall use reasonable best efforts to deliver the shipment in a prompt manner thereafter, provided, however, that nothing in this sentence shall limit the rights and remedies of Customer hereunder.

5.4

Changes to Confirmed Orders. Each Party may request changes to a Confirmed Order, including the Confirmed Delivery Dates and/or Confirmed Order Quantities, in which case the Parties shall negotiate in good faith the implementation of such change.

5.5	Minimum Capacity. [***]
5.6

Order Quantities. Each Order shall be for full batches of the Final Product, and Supplier shall not be required to accept Orders for lesser quantities than specified in Annex 5 (Packaging Process). In the event that Customer wishes to order a quantity of the Final Product of less than the Minimum Order Quantities or minimum batch sizes, Customer shall specify such quantity in an Order and Supplier shall notify Customer within [***] of receipt of any such Order of the revised price for the Final Product to reflect the increased costs to Supplier of producing smaller quantities. Customer may confirm the Order and shall pay such revised price for the Final Product, or may increase the quantities set out in the Order to the Minimum Order Quantities.

5.7

Minimum Purchase Quantity. Customer shall, during each of the first two Launch Years, place Orders for at least the following volumes of the Final Product (the “Minimum Purchase Quantities” and each of them a “Minimum Purchase Quantity”):

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Calendar Year of Delivery	Minimum Purchase Quantity
[***]	[***]
[***]	[***]
[***]

The Minimum Purchase Quantities for later Launch Years shall be mutually agreed by the Parties at least [***] prior to the end of Launch Year 2. In case the Parties fail to reach an agreement by such date, each Party may terminate this Agreement on [***] prior written notice.

In case Customer fails to order the agreed Minimum Purchase Quantity in a given Launch Year, Customer shall pay to Supplier the difference between the respective aggregated Price (plus VAT) of (i) the quantity of Final Products actually ordered by Customer from Supplier during such Launch Year and (ii) the respective Minimum Purchase Quantity, unless such failure is directly caused by an act or omission solely attributable to Supplier.

5.8	Delivery Default. [***]
5.9

No Returns Policy. Supplier will not accept the return of any Final Product sold to Customer except in relation to Defective Final Products and Supplier shall not be liable to Customer in respect of any Final Product purchased by Customer which Customer is subsequently unable to resell.

5.10

Terms of Delivery; Risk of Loss. Supplier shall Deliver Final Products [***] (INCOTERMS® 2020). Supplier shall be entitled to Deliver partial shipments of Final Product. Risk of loss to Final Product shipped under any Order passes to Customer upon receipt by Customer’s carrier at the Facility. Supplier will inform Customer when the Products are ready for dispatch. If delivery date is reached and Customer does not pick up the Products within [***] after having a confirmation from Supplier that Products are ready for shipment, Supplier has a right to organize the delivery and ship the Products to Customer. Customer shall reimburse all expenses incurred by Supplier for such shipment.

6.	PRICES AND PAYMENT TERMS
6.1

Prices. Customer shall pay Supplier the prices for the Final Product as listed in Annex 6 (Prices). For the avoidance of doubt, these prices shall also compensate Supplier for the Supplier Bulk Supply as part of the Final Product. [***]

6.2

Price Updates; Early Termination of Supply.  [***] Supplier may adjust the Price [***] by written notice to Customer solely to reflect actual and documented changes to: [***]. New prices will be applicable for all deliveries of the Final Product starting from January 1 of the following calendar year.

6.3

Improvements. Supplier shall use commercially reasonable efforts to identify and develop changes to the Packaging Process and other mechanisms for maintaining quality and lowering costs, e.g. by seeking productivity improvements, improving yields etc.  Supplier shall promptly notify Customer regarding any such potential changes that it identifies.  In addition, Customer may propose to Supplier certain changes to the Final Product Specifications or the Packaging Process that it reasonably believes will improve the manufacturing process or lower costs or that Customer otherwise wishes to implement in connection with the Final Product or the Processing thereof.  [***]. If Supplier has assessed and agreed to proposed changes from Customer, Supplier shall provide a cost proposal and timeline for the implementation of such change.  Related cost shall be covered by the Customer. The Parties shall mutually agree on which changes, if any, shall be further developed or implemented in accordance with the change control procedures set forth in the Quality

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Agreement.  Except as the Parties may otherwise agree in writing, Supplier and Customer shall share in any cost savings resulting from the implementation thereof based on each Party’s relative contribution (in time and expense) to such implementation, such relative contribution to be mutually agreed upon by the Parties prior to undertaking any such cost saving changes, such agreement not to be unreasonably withheld.  Notwithstanding anything to the contrary, each party may withhold its consent to implementation of any cost saving changes in its sole discretion.  Promptly following such implementation, the prices for the Final Product payable by Customer as set forth on Annex 6 shall be reduced to reflect Customer’s share of such cost savings. For the avoidance of doubt, an increase in the batch size of the Final Product up to [***] shall not give rise to a price reduction.

6.4

Currency and Payment Terms. All payments pursuant to this Agreement shall be made in Euros and shall be paid within [***] of invoice by bank transfer direct remittance to the bank account designated by Supplier.  All invoices sent to Customer shall be sent in .pdf format to [***].  Payments shall be made in full, without deduction of any transfer charges or banking commissions.  If any currency conversion will be required in connection with the calculation of any payment hereunder, such conversion will be made by using the exchange rate for purchase of Euros/US Dollars published by the European Central Bank for the respective day the payment was made.

6.5

Taxes and Charges. Customer shall be responsible for the collection, remittance and payment of any or all taxes, charges, levies, assessments and other fees of any kind imposed by any governmental authority or other competent body in respect of the importation, sale, lease or other distribution of the Final Product.

6.6

Default Payment Interests. Interest on payment by Customer hereunder shall be chargeable on any amounts that are more than [***] overdue at the rate of [***] per month (or, if less, the maximum amount permitted by law), to run from the due date for such payment until receipt by Supplier of the full amount whether or not after judgment and without prejudice to any other right or remedy of Supplier.

6.7	Unpaid Invoices. Upon expiration or termination of this Agreement all outstanding unpaid invoices shall become payable immediately in place of the payment terms previously agreed by the Parties.
7.	INTELLECTUAL PROPERTY
7.1

Background Intellectual Property. Each Party’s Intellectual Property, which is owned by or licensed to that Party prior to the Effective Date of this Agreement or which is not invented, discovered, generated or derived under or in connection with this Agreement (“Background Intellectual Property”) is and shall remain owned by or licensed to that Party. Except as expressly stated herein, nothing in this Agreement shall constitute or grant any implied license or ownership in proprietary rights or permission to file any patent, copyright or any other Intellectual Property rights to either Party under the other Party’s Background Intellectual Property.

7.2	Customer Intellectual Property. Customer shall in any case retain ownership in or tile to
(a)	The Packaging Process and the Bulk Specifications relating to the Customer Provided Bulk Products;
(b)	Any Intellectual Property rights relating to the Final Product and the Customer Provided Bulk Products;
(c)	The artwork, advertising and packaging information relating to the Final Product; and

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(d)	Any other Intellectual Property solely invented, discovered, generated or derived by Customer or its Affiliates under or in connection with this Agreement and/or the Final Product.
7.3	Supplier Intellectual Property. Moreover, Supplier shall in any case retain ownership in
(a)	The manufacturing process of Supplier Provided Bulk Products and the Bulk Specifications relating to the Supplier Provided Bulk Products;
(b)	Any Intellectual Property rights relating to the Supplier Provided Bulk Products; and
(c)	Any other Intellectual Property solely invented, discovered, generated or derived by Supplier or its Affiliates under or in connection with this Agreement and/or the Supplier Provided Bulk Products.
7.4

Customer's Trademarks.  The Final Products shall bear such trademarks, logos and trade names as Customer shall direct.  All Intellectual Property rights in such trademarks, logos and trade names shall remain the property of Customer, and Customer shall take all necessary actions and bear all fees to file, register and maintain effective these rights as necessary in the Territory for the Term of this Agreement.

7.5

Supplier Provided Bulk Products License. Supplier hereby grants Customer a non-exclusive, non-transferable, royalty-free license for the Term of this Agreement to use Supplier’s Intellectual Property relating to Supplier Provided Bulk Products solely for the purpose of obtaining and/or maintaining any Marketing Authorizations in the Territory and for marketing, distributing and selling the Final Product in the Territory. Subject to the terms of this Agreement, the license does not grant Customer the right to manufacture or have manufactured by third parties Supplier Provided Bulk Products. For the avoidance of doubt, Supplier shall retain the right to use its Intellectual Property for any purpose inside or outside the Territory, including without limitation (i) the manufacturing, distributing, marketing or sale of the or any finished products containing Supplier Provided Bulk Products on its own, through Affiliates or through third parties inside or outside the Territory; (ii) the licensing of the respective Intellectual Property to other parties inside or outside the Territory who may use such information for similar purposes; or (iii) to sell Supplier Provided Bulk Products in bulk, finished or semi-finished form, or to sell the active pharmaceutical ingredients (API) used for the manufacture of Supplier Provided Bulk Products inside or outside the Territory to any third party or its own Affiliates inside or outside the Territory.

7.6

Packaging Process License. Customer hereby grants Supplier a non-exclusive, non-transferable, royalty-free license or sub-license for the Term of this Agreement to use any Intellectual Property in the Packaging Process and Customer Supplied Materials owned by or licensed to Customer solely for the purpose of performing the Packaging Services.

7.7

Intellectual Property Infringement. Should a Party become aware of any infringement of the other Party’s or its Affiliates’ Intellectual Property relating to this Agreement, it shall notify the other Party thereof without undue delay.

8.	WARRANTIES AND DEFECTIVE PRODUCT
8.1	Parties’ Warranties. Each Party represents and warrants that
(a)	it is properly constituted under the laws of the country or state of incorporation and has full power and authority to enter into this Agreement;
(b)	it has obtained all necessary corporate approvals to enter into this Agreement;

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(c)

it is under no obligation or restriction, nor shall they assume any such obligation or restriction, that would in any way interfere or conflict with, or that would present a conflict of interest concerning, any of its obligations under this Agreement;

(d)	it is entitled to grant the rights and licenses to the other Party as set out in this Agreement;
(e)

it shall obtain and maintain throughout the term of this Agreement all permits, licenses, registration and other forms of government authorization and approval as required by applicable laws in order for each Party to execute and deliver this Agreement and to perform their obligations in accordance with all applicable laws; and

(f)	it shall comply with all laws, legal and regulatory requirements applicable to performance of its obligations under this Agreement; and
(g)

in complying with its obligations under this Agreement, neither it, its Affiliates, nor any of its or its Affiliates employees, agents, or permitted Subcontractors, will make payments or provide anything of value to any government official or to any other person knowing that it will be paid or offered to such official or any other person knowing that it will be paid or offered to such official (i) for the purpose of influencing the official to act or make a decision on Customer’s behalf which is in violation of the official’s lawful duty, or (ii) to induce the official to influence any government act or decision in Customer’s favor.

8.2	Supplier Warranties. Supplier represents and warrants that
(a)	It will perform the Packaging Services in compliance with the Packaging Process and cGMP;
(b)	Supplier Provided Bulk Products will comply with cGMP, the relevant Bulk Specifications and Supplier ANDAs; and
(c)

It has full rights and access to the Intellectual Property rights relating to the Supplier Provided Bulk Products, and the supply of the Supplier Provided Bulk Products in line with this Agreement will not infringe any Intellectual Property rights of third parties.

8.3	Customer Warranties. Customer represents and warrants that
(a)	Customer Provided Bulk Products will comply with the relevant Bulk Specifications; and
(b)

It has full rights and access to the Intellectual Property rights relating to the Final Products and the Customer Provided Bulk Products, and the provision of the Packaging Services in line with the Packaging Process and the terms of this Agreement – including, for the avoidance of doubt, (i) the import, export, storage and use of Customer Provided Bulk Products in/to the country where the Packaging Services are performed as well as the storage of the Final Products and (ii) the use of the artworks and advertising/packaging provided or approved by Customer for the Packaging Services and Delivery of the Final Product – will not infringe Intellectual Property Rights of third parties.

8.4

No Further Warranties. Except for the express warranties contained in this Agreement, each Party agrees and acknowledges that, except as set forth in this Agreement, neither Party makes any representations or warranties of any kind whatsoever, implied or statutory, and each Party hereby expressly disclaims all representations and warranties, implied or statutory, including any implied warranties of merchantability, fitness for a particular purpose, against non-infringement or the like, or arising from course of performance.

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8.5	Notification of Defective Final Products. Customer shall notify Supplier of any claims of Defective Final Product in writing within the following timelines:
(a)

For Apparent Defects, Customer shall have the right to place a Defective Final Product claim under this Clause 8.5 provided that such claim is made in writing to Supplier within [***] following receipt of the Defective Final Product by Customer at Customer’s warehouse; and

(b)

For Latent Defects of which it becomes aware during the shelf life of a Final Product, Customer shall have the right to place a Defective Final Product claim under this Clause 8.5 provided that such claim is made in writing to Supplier within [***] following discovery of the Defect.

In the event that Customer does not notify Supplier of any claims of Defective Final Product in writing within the above timelines, such Final Products shall be deemed free from Defects and accepted by Customer.

8.6

Handling of Defective Final Products. In the event that any Final Product is Defective and Customer notifies Supplier of any Defect in accordance with this Clause 8, Supplier shall, subject to Clause 8.7 and following good faith discussions between the Parties in order to arrive at a mutually agreed upon outcome, either (i) replace any Defective Final Product with conforming Final Product; (ii) if Supplier and Customer have agreed upon a process for reworking or reprocessing Final Product, rework or reprocess any Defective Final Product in accordance with such approved process; or (iii) refund to Customer the Price paid for, as applicable, such Delivery or partial Delivery if already paid by Customer or issue a credit note where not already paid. Further, Supplier shall instruct Customer without undue delay to either send back to Supplier or dispose of any Defective Final Products, at Supplier’s cost and discretion. Customer’s rights under this Clause 8.6 shall be Customer’s sole remedies with regard to the supply of Defective Final Products by Supplier.

8.7

Defective Final Product Caused by Customer. To the extent that any Defective Final Product is determined to be Defective as a result of (i) the supply by Customer of any Customer Provided Bulk Materials not conforming with the relevant Bulk Specifications or (ii) after Delivery of such Final Product to Customer as a result of the actions, omissions or breach of Customer, Supplier shall not bear any cost in connection with such Defective Final Products, and Customer shall pay the Price for such Defective Final Product supplied by Supplier..

8.8

Dispute Resolution through Independent Laboratory. The following shall apply in relation to any unresolved dispute as to the existence and root cause of Defective Final Product and/or non-conforming Customer Supplied Materials:

(a)	either Party may request in writing for such unresolved dispute to be determined by an independent first-class laboratory;
(b)

upon receipt of such request, the Parties shall jointly appoint an independent first-class laboratory within [***]. The independent laboratory shall be bound to the Parties by obligations of confidentiality no less exacting than those applying between the Parties pursuant to this Agreement;

(c)	the independent laboratory shall within [***] following its appointment determine the root cause of the non-conformity or Defect and its findings shall be conclusive and binding upon the Parties; and
(d)	all fees and expenses of the independent laboratory shall be borne solely by the unsuccessful Party.

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9.	INDEMNIFICATION AND LIABILITIES
9.1

Indemnification Each Party (the “Indemnifying Party”) shall defend, indemnify, and hold harmless the other Party, its Affiliates and its officers and directors, employees, agents, and representatives (each an “Indemnified Party”) from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) in connection with any suit, demand or action (the “Claims”) to the extent arising out of:

(a)	Any breach by the Indemnifying Party of its representations and warranties given under this Agreement;
(b)	Negligence, fraud or willful misconduct in performing the Indemnifying Party’s obligations under this Agreement;
(c)	Any patent infringement or infringement of any other Intellectual Property caused by the Indemnifying Party in performing the Indemnifying Party’s obligations under this Agreement; and/or
(d)	Any breach of statutory duty or any criminal act by the Indemnifying Party,

except (in the case of (a) through (d)) to the extent that such losses etc. arise from the breach, negligence or willful misconduct of any Indemnified Party.

9.2

Indemnification Process for Third Party Claims. Upon occurrence of a Claim raised by a third party that requires indemnification under this Agreement, the Indemnified Party shall notify the Indemnifying Party in writing without undue delay upon receipt of such Claim. The Indemnified Party shall refrain from making any admission of liability or any attempt to settle any such Claims without the Indemnifying Party’s consent. The Indemnified Party shall reasonably cooperate with The Indemnifying Party in the defense of any such Claims at the Indemnifying Party’s cost and expense. The Indemnified Party shall take all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims.

9.3

Exclusion of Liability. To the maximum extent permitted by law and unless explicitly provided otherwise in this Agreement, neither Party or its Affiliates shall be liable to the other Party for any indirect, incidental, consequential, special, reliance or punitive damages or lost or imputed profits or royalties, regardless of whether arising from breach of contract, warranty, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated or reasonably foresee the possibility of, any such loss or damage. The Parties agree that the limitations specified in this Clause 9.3 shall apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

10.	QUALITY
10.1

Quality Agreement. The Parties shall enter into a separate Quality Agreement relating to the Parties’ quality responsibilities substantially in accordance with [***], before Supplier commences the Supplier Bulk Supply and/or Packaging Services for Customer for commercial production.

10.2

Change Control. All changes in the Packaging Process and/or the Supplier Bulk Specifications that are required to be undertaken, including any request from a competent Regulatory Authority or requested by either Party shall be handled in accordance with the change control provisions set forth in the Quality Agreement.

10.3	Supplier Cost. [***].
10.4	Customer Cost. [***].

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10.5	Product Recalls. The rules on recalls of Finished Products are set out in the Quality Agreement.
11.	PHARMACOVIGILANCE
11.1	General. Customer is responsible for fulfilling its pharmacovigilance obligations arising from its Marketing Authorizations in the Territory. No exchange of pharmacovigilance information applies.
12.	CONFIDENTIALITY
12.1

Confidential Information. Neither Party shall disclose to any third party nor use for any purpose outside of the scope of this Agreement any information which is not in the public domain and which was disclosed in connection with this Agreement: (i) by a Party or any of its Affiliates; or (ii) any unaffiliated third party at the request of such disclosing Party (“Confidential Information”). The receiving Party may only provide the disclosing Party’s Confidential Information to its and its Affiliates’ directors, officers, employees, advisors, and consultants (“Representatives”) who are informed of the confidential nature of the Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those contained herein and provided that the receiving Party shall be responsible for any breach of this Agreement by its Representatives, which shall be considered a breach by the receiving Party. The obligations of confidentiality and non-use shall expire for Confidential Information which:

(a)	is or becomes part of the public domain without a violation of this Agreement;
(b)	was already in its possession at the time of receipt from the disclosing Party, as shown by documentary evidence; or
(c)	after the date of this Agreement is received from a third party whose direct or indirect source is not the disclosing Party.
12.2

Disclosure of Confidential Information. The Parties may disclose Confidential Information where reasonably required under applicable law (i) to competent Regulatory Authorities for Registration or other regulatory purposes; and (ii) to competent court or governmental agencies, in which case the disclosing Party (to the extent permissible under applicable law) shall inform the other Party of such disclosure in writing and shall use reasonable efforts to limit the scope of such disclosure to obtain confidential treatment by the court or governmental agency. Except as expressly permitted herein, this Clause 12.2 shall not be interpreted as relieving the receiving Party of its confidentiality obligations under this Clause 12. In addition, either Party and/or its Affiliates may disclose Confidential Information to any purchaser interested in acquiring all or part of such Party’s business or assets relating to the Final Products (including without limitation by asset purchase, divestment, out-licensing, merger, consolidation or reorganization), provided that such potential purchaser (x) has submitted an offer for such business or assets, and (y) has entered into a confidentiality agreement with such Party and/or its Affiliates on terms and conditions not less stringent than those foreseen herein.

12.3	Survival. The obligations of confidentiality and non-use contained in this Clause 12 shall survive the duration of this Agreement for a period of [***].
12.4

Return of Confidential Information. Upon termination or expiration of this Agreement for any reason, the receiving Party will promptly return to the disclosing Party all Confidential Information received from the disclosing Party in connection with this Agreement.

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13.	TERM AND TERMINATION
13.1

Term.  This Agreement shall come into effect on the Effective Date and shall continue in force for a fixed term of five (5) years following Launch, unless terminated earlier in accordance with its terms (the “Initial Term”). This Initial Term shall automatically be extended by a subsequent three (3) year period (the “Extended Term”), unless terminated by either Party upon its sole discretion by written notice, such notice to be given no later than twenty four (24) months prior to expiry of the Initial Term. Any further extensions require a mutual written agreement between the Parties. The Initial Term, the Extended Term and any further extensions together constitute the “Term”.

13.2

Termination due to Material Breach. Upon failure of any Party to remedy its material breach of any of its obligations under this Agreement (where remediable) on or before [***] after receipt of written notice of said breach from the other Party the Party giving such notice shall have the right but not the obligation to terminate this Agreement immediately (or such longer period of time as such Party shall determine) by written notice. In respect of a material breach which is not capable of remedy, the non-defaulting Party shall have the right, but not the obligation, to terminate this Agreement immediately by written notice on the defaulting Party.

13.3

Termination due to Liquidation. Supplier or Customer at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other Party upon the liquidation, dissolution, winding‑up, insolvency, bankruptcy, assignment for the benefit of creditors, or filing of any petition therefore, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party where such petition, assignment or similar proceeding is not dismissed or vacated within [***].

14.	GOVERNING LAW AND JURISDICTION
14.1

Governing Law. This Agreement and the legal relations between the Parties in connection herewith shall be governed by, and construed in accordance with, the laws of the England and Wales, excluding the provisions of the United Nations Convention on Contracts for the International Sale of Goods and any conflict of law provisions that would require application of another choice of law.

14.2

Jurisdiction. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, that cannot be solved by both Parties in an amicable manner shall be finally settled by [***].

15.	MISCELLANEOUS
15.1

Relationship of the Parties. For the purposes of this Agreement, each Party shall be an independent contractor and not an agent or employee of the other Party. Neither Party shall have authority or power to make any statements, representations or commitments of any kind, or to take any action which is binding on the other Party, unless expressly so authorized to do so by an instrument in writing signed by authorized representatives of such other Party.

15.2

Subcontractors. Supplier shall be entitled to subcontract or delegate any portion of its obligations hereunder to any third party (“Subcontractors”). Notwithstanding the aforesaid, only to the extent that the subcontracted or delegated obligations relates to cGMP  compliance, Supplier shall be entitled to subcontract or delegate such obligations, upon prior written notice to Customer [***]. Supplier shall ensure that any Subcontractor performs its obligations pursuant to the terms of this Agreement. Notwithstanding the foregoing, Supplier shall remain solely and fully liable for the performance of any Subcontractor or Supplier and shall remain exclusively responsible for all costs associated with any

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such subcontract or supply relationship.  If within [***] following receipt of a notice referred to in the second sentence of this Clause 15.2, Customer notifies Supplier in writing that such proposed subcontract by Supplier could impact the Registration for the Final Product, [***].

15.3	Annexes. All Annexes (and any amendments to such Annexes) and their enclosures form an integral part of this Agreement and are incorporated herein by reference.
15.4

Order of Priority. In the event of any conflict, inconsistency or discrepancy between this Agreement, the Annexes or the terms and conditions referenced or incorporated in this Agreement or the Appendices the following order of priority shall apply: (i) the Quality Agreement (solely in respect of Quality Assurance, quality management and compliance with applicable standards), (ii) this Agreement, (iii) any Annexes, and (iv) individual Orders.

15.5

Standard Terms. Except as expressly otherwise agreed in writing by the Parties, the provisions of this Agreement (including its Annexes) shall apply to any Order for Final Products as well as any activity within the scope of this Agreement.

15.6

Force Majeure. Failure of any Party to perform its obligations under this Agreement (other than of the obligations to make any payments or of confidentiality) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if, and solely to the extent, such failure is caused by Force Majeure. The corresponding obligations of the other Party will be suspended to the same extent. “Force Majeure” shall mean any unanticipated event beyond a Party’s (and/or its subcontractors’) reasonable control that could not be avoided by due care of such non-performing Party (and/or its subcontractors’), including without limitation, acts of God, fire, explosion, flood, earthquake, drought, war, hostility, revolution, riot, civil disturbance, national emergency, sabotage, embargo; provided, however, that the Party affected shall promptly notify the other Party of the condition constituting Force Majeure as defined herein and shall exert commercially reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting Force Majeure as defined herein prevents, or would likely prevent, a Party from performing its obligations under this Agreement for more than sixty (60) days, the Parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable, including the use of a third party to fulfil the obligations hereunder of the Party invoking Force Majeure at the expense of the Party invoking Force Majeure.

15.7

Entire Agreement. This Agreement (including the Annexes hereto) constitutes the entire agreement between the Parties related to the subject matter covered by this Agreement, and shall supersede and prevail over any other prior or contemporaneous arrangements regarding this subject matter, whether written or oral, and is binding upon the Parties hereto and their successors. Without prejudice to Clause 15.14, no modification of this Agreement will be binding upon either Party unless made in writing and signed by both Parties.

15.8

Assignment. Unless otherwise provided for herein, this Agreement and the rights and obligations hereunder may not be assigned or transferred by either Party hereto without the prior written consent of the other Party, provided however, that either Party may assign this Agreement (in whole or in part) upon written notice to, but without the prior approval of, the other Party to: (i) an Affiliate; (ii) a third party in connection with the sale or disposal of all or part of the assets of such Party; or (iii) if such Party divests, out-licenses or otherwise disposes of the business or assets relating to the Final Product.

15.9

Severability. If any provision of this Agreement is held to be invalid or unenforceable, then the offending provision (or the relevant part thereof) shall not render any other provision of this Agreement invalid or unenforceable, and this Agreement shall remain in full

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force and effect and shall be enforceable, and the invalid one shall be replaced by a regulation which meets the original economic intent of the invalid provision as far as legally possible.
15.10

Waiver. No delay or omission on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any complete or partial waiver on the part of either Party of any right, power or privilege hereunder, nor shall any single or partial exercise or any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power of privilege hereunder. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

15.11

Survivorship. Any of the provisions of this Agreement, including the Annexes, that are expressed or implied to survive the expiration or termination of this Agreement, shall remain in full force and effect.

15.12

Publicity.  Neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, except as required under applicable laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing Party are listed, in which case the Party required to make the press release or public disclosure shall provide the other Party with a draft of such form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure, and shall consider in good faith any comments provided by the non-disclosing Party.

15.13	Execution. This Agreement may be executed in two or more counterparts, each of which, when executed, shall be an original, but all counterparts shall together constitute one and the same instrument.
15.14

Electronic Signature. Each Party agrees that electronic signatures (if any), whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement or any other document contemplated hereby bearing an original or electronic signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature. The same shall apply to any future amendments of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have signed this Agreement on the dates set out below:

For and on behalf of Sandoz GmbH	For and on behalf of Phathom Pharmaceuticals, Inc
Signature: /s/ Michael	Signature: /s/ Terrie Curran
Name: Michael Kocher	Name: Terrie Curran
Title: President, Global B2B	Title: Chief Executive Officer
Date: December 30, 2020	Date: December 30, 2020

For and on behalf of Sandoz GmbH	For and on behalf of Phathom Pharmaceuticals, Inc
Signature: /s/ Eric Grünzinger	Signature: /s/ Azmi Nabulsi
Name: Eric Grünzinger	Name: Azmi Nabulsi
Title: Director Business Partnering Global B2B	Title: Chief Operating Officer

Date: December 30, 2020	Date: December 30, 2020

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Annex 1

DEFINITIONS AND INTERPRETATION

1.	Defined Terms

The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Additional Product” means a pharmaceutical product in final packaged form (including with package leaflet and instructions for use) containing [***].

“Affiliate” means any corporation or other business entity which, directly or indirectly, is controlled by, controls, or is under common control with Customer or Supplier as the case may be. For such purposes, “Control” shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting interest in such corporation or other entity or the power in fact to control the management directions of such entity.

“Agreement” means this Supply and Packaging Services Agreement.

“Annex” means an annex to this Agreement.

“Apparent Defect” means any Defect which is visible or easily detectible through routine incoming quality control measures.

“Background Intellectual Property” has the meaning in Clause 7.1.

“Batch” means a defined quantity of Final Products, Bulk Products, Customer Supplied Materials or any other materials used for the Packaging Services, processed in one process or series of processes, so that it could be expected to be homogeneous.

“Bulk Products” has the meaning in Clause 1.3.

“cGMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws.  In the United States, this includes 21 C.F.R. Parts 210 and 211, as amended; and in Europe, this includes 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country.

“Claims” has the meaning in Clause 9.1.

“Clause” means a clause of this Agreement.

“Confidential Information” has the meaning in Clause 12.1.

“Confirmed Delivery Date” has the meaning in Clause 5.3.

“Confirmed Order” has the meaning in Clause 5.3.

“Confirmed Order Quantities” has the meaning in Clause 5.3.

“Customer” has the meaning attributed to it in the preamble of this Agreement.

“Customer Provided Bulk Products” has the meaning in Clause 1.3.

“Defective Final Product” refers to Final Products that do not conform to the Packaging Process and/or that contains Supplier Provided Bulk Product that does not conform to the Supplier Bulk Specifications. “Defect” shall be interpreted accordingly.

“Deliver” or “Delivery” means the delivery of the Final Product by Supplier pursuant to Clause 5.10.

“Effective Date” has the meaning attributed to it in the preamble of this Agreement.

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“Equipment” means any equipment and machinery required in the provision of the Packaging Services hereunder.

“Exclusive Purchase Period” has the meaning in Clause 3.7.

“Extended Term” has the meaning in Clause 13.1.

“Facility” means Supplier’s manufacturing facility located at [***] and as may be amended from time to time.

“FDA” means the U.S. Food and Drug Administration.

“Final Product” means the following pharmaceutical products in final packaged form (including with package leaflet and instructions for use) which is the end product of the Packaging Services as defined in Annex 3, and includes the Additional Product, if any.

“Force Majeure” has the meaning in Clause 15.6.

“Forecast” has the meaning in Clause 5.1.

[***]

“Further Implementation Services” has the meaning in Clause 2.3.

“Indemnified Party” has the meaning in Clause 9.1.

“Indemnifying Party” has the meaning in Clause 9.1.

“Initial Term” has the meaning in Clause 13.1.

“Intellectual Property” means patents (whether patentable or not), trade secrets, know-how, confidential or proprietary information, technical data, trademarks, service marks, design rights, copyright or any other intellectual property right which may subsist anywhere in the world, whether capable of grant, registration or not.

“Latent Defect” means any Defect other than Apparent Defects.

“Launch” means the first commercial sale of the Final Product in the Territory to a third party.

“Launch Year” means each twelve (12) month period commencing upon Launch of the Final Product.  The first 12-month period following Launch shall be referred to as “Launch Year 1”, the second 12-month period following Launch shall be referred to as “Launch Year 2”, etc.

“LoI” means the letter of intent entered into between the Parties on letter of intent on August 27. 2020, a copy of which is attached hereto as Annex 2.

“Manufacturing Phase” has the meaning in Clause 1.6.

“Marketing Authorization” means, in respect of a Final Product, such marketing authorization, approval, license, registration or other authorizations issued by a Regulatory Authority in connection with the placing of that Final Product on the market in the Territory.

“Minimum Capacity” has the meaning in Clause 5.5.

“Minimum Order Quantities” has the meaning in Clause 5.6.

“Minimum Purchase Quantities” has the meaning in Clause 5.7.

“Order” has the meaning in Clause 5.2.

“Order Lead Time” has the meaning in Clause 5.2.

“Package” or “Packaging” means (as applicable) any and all activities relating to the Packaging Services, including the packaging, preparation, testing, handling, storage and supply of Final Products in accordance with the terms of this Agreement.

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“Packaging Material(s)” means, collectively, any primary and/or secondary packaging materials (including any leaflets and instructions for use) as well as any other components necessary to provide the Packaging Services according to the terms of this Agreement.

“Packaging Process” means the process to be followed when providing the Packaging Services, as described in detail in Annex 3 (Packaging Process).

“Packaging Services” means any and all services in relation to the Packaging of the Bulk Products to be carried out by or on behalf of Supplier in line with the Packaging Process, including without limitation the receipt of materials, primary and/or secondary packaging (as the case may be), processing, testing, quality control, releasing, storing, sample retention, serialization and packaging for shipment.

“Parties” means the Supplier together with Customer, each individually may be referred to as a “Party”.

“Quality Agreement” means the quality agreement to be entered into by the Parties (or their Affiliates) in line with Clause 10.1.

“Quality Assurance” or “QA” means the sum total of the quality assurance arrangements made with the purpose of ensuring that the Final Product meets the Specifications and is of the quality required for its intended use and shall specifically include all terms and activities as set forth in the applicable version of the Quality Agreement.

“Registration” means any and all governmental or Regulatory Authority approvals necessary or required for the processing, Packaging, importation, marketing, distribution and sale of the Final Product as labeled, packaged and presented for sale to the pharmaceutical trade, and the term “Registration” shall also apply to any renewals of such approvals and to any other steps required to maintain such approvals.

“Regulatory Authority” means any international, national or other governmental, regulatory or administrative authority or other body competent to grant, maintain and extend approvals (including pricing), registrations or other consents for the processing, Packaging, importation, marketing, distribution or sale of pharmaceutical products, including without limitation the Final Products.

“Representatives” has the meaning in Clause 12.1.

“Requested Delivery Date” has the meaning in Clause 5.2.

“Requested Order Quantities” has the meaning in Clause 5.2.

“Set-up Phase” has the meaning in Clause 1.6.

“Set-up Activities” has the meaning in Clause 2.1.

“Subcontractor” has the meaning in Clause 15.2.

“Supplier” has the meaning attributed to it in the preamble of this Agreement.

“Supplier ANDAs” means [***], certain abbreviated new drug applications filed by Supplier with the FDA for certain finished products containing the Supplier Provided Bulk Products.

“Supplier Bulk Specifications has the meaning in Clause 3.2.

“Supplier Bulk Supply” has the meaning in Clause 1.2.

“Supplier Provided Bulk Products” means Supplier’s proprietary pharmaceutical products specified Clause1.3 to be manufactured by Supplier or its Affiliates and to be provided by Supplier in addition to the Packaging Services and to be included in the Final Products.

“Term” has the meaning in Clause 13.1.

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“Territory” means the United States of America.

“VAT” means within the European Union such taxation as may be levied in accordance with (but subject to derogation from) Council Directive 2006/112/EC and outside the European Union any taxation levied by reference to added value or sales.

2.	Interpretation.

In this Agreement unless otherwise specified:

(a)	the division of this Agreement into Clauses, sub-clauses and Annexes and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)	the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement;
(c)

a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

(d)	all references to the singular shall include the plural and vice versa;
(e)	the term “including” shall mean “including without limitation”; and
(f)

any reference in this Agreement to a “day” or “week” shall be references to a calendar day or week. Where express reference is made to “business day(s)” any such reference shall mean a day (with the exception of Saturday and Sunday) on which banks are open in Austria and New York, New York.

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Annex 2

LETTER OF INTENT

[***]

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Annex 3

FURTHER IMPLEMENTATION SERVICES

[***]

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Annex 4

BULK SPECIFICATIONS

[***]

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Annex 5

Packaging Process

Finished Products - Specifications:

[***]

Process Flow Chart:

[***]

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Annex 6

PRICES

Product Price and MOQ

[***]

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